Exhibit 10.5

WBS LICENSE AGREEMENT

BY AND BETWEEN

WORTHINGTON INDUSTRIES, INC.

AND

WORTHINGTON STEEL, INC.

DATED AS OF [⚫], 2023

i

WBS LICENSE AGREEMENT

This WBS LICENSE AGREEMENT (this “Agreement”) is entered into effective as of [ ⚫ ], 2023 (the “Effective Date”), by and between Worthington Industries, Inc., an Ohio corporation (“New Worthington”) and Worthington Steel, Inc., an Ohio corporation (“Worthington Steel”). New Worthington and Worthington Steel are each a “Party” and are sometimes referred to herein collectively as the “Parties”.

RECITALS

WHEREAS, New Worthington, acting together with its Subsidiaries, currently conducts the New Worthington Business and the Worthington Steel Business;

WHEREAS, New Worthington and Worthington Steel have entered into that certain Separation and Distribution Agreement dated as of [ ⚫ ], 2023 (as amended, restated, amended and restated and otherwise modified from time to time, the “Separation Agreement”) pursuant to which Worthington Steel will separate from the rest of New Worthington and be established as a separate, publicly traded company to operate the Worthington Steel Business;

WHEREAS, New Worthington, together with its Subsidiaries, owns the WBS, which is used in the Worthington Steel Business and in other businesses of the New Worthington Group;

WHEREAS, the WBS includes certain trade secrets, know-how and other Intellectual Property of the New Worthington Group; and

WHEREAS, as provided in the Separation Agreement, in connection with the Separation, New Worthington has agreed to grant to Worthington Steel, and Worthington Steel is willing to accept, a license to the WBS on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants and agreements contained in this Agreement and in the Separation Agreement, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. Capitalized terms shall have the meanings set forth below in this Section 1.1 or elsewhere in this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement.

“Group(s)” means the New Worthington Group and/or the Worthington Steel Group, as applicable.

“WBS” means the set of proprietary business and management operating models, procedures, content and materials owned by New Worthington and its Subsidiaries, as they exist as of the Effective Date.

“New Worthington Group” means New Worthington and its Subsidiaries.

“Worthington Steel Group” means Worthington Steel and its Subsidiaries.

1.2 Interpretation. In this Agreement (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the term “Agreement” or any other reference to an agreement shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement; (c) Article and Section references are to the Articles and Sections to this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (e) the word “or” shall not be exclusive; and (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof.

ARTICLE II.

LICENSE

2.1 License Grant. Subject to the terms and conditions of this Agreement, New Worthington grants to Worthington Steel a worldwide, non-exclusive, royalty-free, fully paid-up, perpetual, non-transferable (except as permitted under Section 7.3), license to use, modify, enhance and improve the WBS solely for the management and operation of the Worthington Steel Business (the “Purpose”).

2.2 Restrictions. For the avoidance of doubt, the WBS is licensed to Worthington Steel as the WBS exists as of the Effective Date, and New Worthington is under no obligation to provide upgrades, updates, enhancements, improvements, support or maintenance to the WBS. Without limiting New Worthington’s obligations under Section 2.4, New Worthington is under no obligation to provide Worthington Steel or any of its Affiliates with any assistance or technical information with respect to the WBS or otherwise. Except as expressly set forth in Section 2.3, Worthington Steel may not, directly or indirectly, allow any other Person to use or access the WBS, and may not, directly or indirectly, use or permit the use of the WBS for any purpose other than the Purpose.

2.3 Sublicensing. The foregoing license shall be sublicensable solely to (a) other members of the Worthington Steel Group and to (b) third party service providers of the Worthington Steel Group to the extent necessary to support the Worthington Steel Group’s operation of the Worthington Steel Business (each, a “Permitted Sublicensee”); provided that such Permitted Sublicensees are subject to written obligations to comply with all applicable terms and conditions of this Agreement. Worthington Steel shall be responsible for the failure by any Permitted Sublicensee to comply with, and Worthington Steel guarantees the compliance by each of its Permitted Sublicensees with, the terms of this Agreement (a breach of which by any such Permitted Sublicensee shall be deemed to be a breach by Worthington Steel).

2.4 Delivery of Materials. For a period of one (1) year following the Effective Date, to the extent that Worthington Steel becomes aware that the personnel of the Worthington Steel Group are not in possession of any documentation (either in electronic or hard copy) that is in New Worthington’s possession or control as of the Effective Date and is reasonably necessary for the use of the WBS, promptly following Worthington Steel’s request, New Worthington will provide to Worthington Steel copies of such documentation (at New Worthington’s option, either in electronic or hard copy) as such documentation existed as of the Effective Date. Except as expressly set forth herein, (i) New Worthington shall have no further delivery obligations with respect to such documentation, and (ii) New Worthington will not provide electronic access to such documentation to Worthington Steel after the Effective Date.

2.5 Reservation of Rights. Worthington Steel acknowledges and agrees that the WBS contains valuable confidential information of New Worthington and is protected or able to be protected by domestic and foreign trade secret and copyright laws and other forms of proprietary rights. The Parties acknowledge and agree that, as between the Parties, New Worthington is the sole and exclusive owner of and shall retain all right, title and interest in and to the WBS, including all Intellectual Property rights therein. Any use of the WBS not specifically permitted under this Article II is expressly prohibited. All rights to the WBS not expressly granted hereunder by New Worthington are expressly reserved by New Worthington, and no other license or right is granted to Worthington Steel by implication, estoppel or otherwise. For the avoidance of doubt, New Worthington shall have the sole right to defend and enforce any and all Intellectual Property rights in the WBS.

ARTICLE III.

CONFIDENTIALITY

3.1 Confidentiality. Worthington Steel shall maintain the WBS in confidence, and shall not disclose or divulge the WBS or any information or materials relating to the WBS (collectively, the “WBS Confidential Information”) to any person who is not employed by or a director of a member of a Permitted Sublicensee, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement (including the granting of sublicenses in accordance with Article II, subject to confidentiality obligations at least as strict as those set forth herein). Worthington Steel hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such WBS Confidential Information by any directors, officers or employees of the Worthington Steel and its Permitted Sublicensees.

3.2 Unauthorized Use or Disclosure. If Worthington Steel determines that it or any of its Permitted Sublicensees or any of its or their respective Representatives has used or disclosed the WBS Confidential Information in violation of this Agreement, it shall promptly notify New Worthington and shall promptly take action to prevent any further unauthorized use or disclosure, including where appropriate, terminating the applicable personnel’s access to the applicable WBS Confidential Information. The Parties will reasonably cooperate with each other in investigating the apparent unauthorized use or disclosure of the applicable WBS Confidential Information.

3.3 Protective Arrangements. In the event that Worthington Steel is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Authority or pursuant to applicable Law or the rules of any stock exchange on which its shares are traded, to disclose any WBS Confidential Information, Worthington Steel shall provide New Worthington with written notice of such request or demand (to the extent legally permitted) as promptly as practicable under the circumstances so that Worthington shall have an opportunity to seek an appropriate protective order, at New Worthington’s own cost and expense. In the event that New Worthington fails to receive a protective order in time, then Worthington Steel may thereafter disclose the WBS Confidential Information, but only to the extent required.

ARTICLE IV.

TERM AND TERMINATION

4.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and remain in effect perpetually, unless sooner terminated in accordance with Section 4.2 below, or by the Parties’ mutual agreement.

4.2 Termination.

(a) Termination for Convenience. During the Term, Worthington Steel may terminate this Agreement at any time, with or without cause, upon written notice to New Worthington.

(b) Termination for Cause. New Worthington may terminate this Agreement immediately upon written notice to Worthington Steel if Worthington Steel materially breaches this Agreement and fails to cure such breach within thirty (30) days of written notice thereof.

4.3 Survival; Effect of Termination. The following Sections and Articles shall survive termination of this Agreement; Article I, Article III, this Section 4.3, Article V, Article VI, and Article VII. Upon termination of this Agreement, Worthington Steel shall cease any and all use of the WBS, promptly (and in any event within thirty (30) days) return to New Worthington or destroy (at Worthington’s option) all written WBS Confidential Information of WBS, and all copies thereof then in Worthington Steel’s possession or control.

ARTICLE V.

DISCLAIMER OF WARRANTIES

THE PARTIES ACKNOWLEDGE AND AGREE THAT THE WBS IS LICENSED “AS IS”, WITHOUT WARRANTY OF ANY KIND, AND THAT WORTHINGTON STEEL ASSUMES ALL RISKS AND LIABILITY ARISING FROM OR RELATING TO ITS USE OF THE WBS. NEW WORTHINGTON HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE WBS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE VI.

LIMITATION OF LIABILITY

WITHOUT LIMITING EITHER PARTY’S LIABILITY UNDER THE SEPARATION AGREEMENT AND WITH THE EXCEPTION OF LIABILITY ARISING FROM A BREACH BY WORTHINGTON STEEL OF ARTICLE II OR ARTICLE III, OR A PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY NOR ITS AFFILIATES SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND CONTRACT), EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

NEW WORTHINGTON AND ITS AFFILIATES SHALL NOT BE LIABLE FOR, OR BEAR ANY OBLIGATION IN RESPECT OF, ANY DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH WORTHINGTON STEEL’S OR ITS SUBLICENSEES’ USE OF THE WBS.

ARTICLE VII.

MISCELLANEOUS

7.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile, electronic mail (including .pdf, DocuSign or other electronic signature) or other transmission method shall be deemed to have been duly and validly delivered and shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(b) This Agreement and the Separation Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments, and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein. With respect to the subject matter of this Agreement, in the event of a conflict between this Agreement and the Separation Agreement or any other Ancillary Agreement, this Agreement shall control.

(c) Each Party represents on behalf of itself and each other member of its Group as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes or will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof.

7.2 Governing Law. This Agreement (and any claims or Disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Ohio, irrespective of the choice of laws principles of the State of Ohio, including all matters of validity, construction, effect, enforceability, performance, and remedies.

7.3 Assignability.

(a) Nothing herein shall restrict New Worthington from assigning or transferring the WBS to any Person; provided that any such assignment or transfer shall have no effect on the license granted hereunder, and the WBS shall remain subject to this Agreement.

(b) This Agreement and the license granted hereunder are personal to Worthington Steel and shall not be assigned or otherwise transferred by Worthington Steel (including as a result of a sale of Worthington Steel or its business or assets or a direct or indirect change of control of Worthington Steel) or sublicensed (except as permitted in Section 2.3), hypothecated, pledged, or otherwise encumbered by Worthington Steel, in each case without New Worthington’s prior written consent, which consent may be granted or withheld in New Worthington’s sole discretion. Any nonconsensual assignment, transfer, hypothecation, pledge or encumbrance of this Agreement by Worthington Steel shall be invalid and of no force and effect.

(c) Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors (whether by Contract, operation of Law or otherwise) and permitted assigns.

7.4 Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including, without limitation, any shareholders of a Party) except the Parties hereto any rights or remedies hereunder; and there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third Person (including, without limitation, any shareholders of the Parties) with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

7.5 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5).

If to New Worthington, to:

Worthington Industries, Inc.

200 West Old Wilson Bridge Road

Columbus, OH 43085

Attention: Patrick Kennedy, General Counsel

Email: patrick.kennedy@worthingtonindustries.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Cathy Birkeland; Christopher Drewry

Email: cathy.birkeland@lw.com; christopher.drewry@lw.com

If to Worthington Steel, to:

Worthington Steel, Inc.

100 West Old Wilson Bridge Road

Columbus, OH 43085

Attention: Michaune Tillman, General Counsel

Email: michaune.tillman@worthingtonindustries.com

Either Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

7.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

7.7 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement, the Separation Agreement, or any other Ancillary Agreement, shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

7.9 Dispute Resolution. Any and all disputes, controversies and claims arising hereunder, including with respect to the validity, interpretation, performance, breach or termination of this Agreement shall be resolved through the procedures provided in Article IV of the Separation Agreement.

7.10 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced.

7.11 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement, the Separation Agreement, or any other Ancillary Agreements. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

7.12 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary or affiliate of such Party.

7.13 Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a shareholder, director, employee, officer, agent or representative of New Worthington or Worthington Steel, in such individual’s capacity as such, shall have any liability in respect of or relating to the covenants or obligations of New Worthington or Worthington Steel, as applicable, under this Agreement, the Separation Agreement or any other Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of New Worthington or Worthington Steel, for itself and its respective Subsidiaries and its and their respective shareholders, directors, employees and officers, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable Law.

7.14 Exclusivity of Tax Matters. Notwithstanding any other provision of this Agreement, the Tax Matters Agreement shall exclusively govern all matters related to Taxes (including allocations thereof) addressed therein. If there is a conflict between any provision of this Agreement, the Separation Agreement or of any other Ancillary Agreement (other than the Tax Matters Agreement), on the one hand, and the Tax Matters Agreement, on the other hand, and such provisions relate to matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall control.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

WORTHINGTON INDUSTRIES, INC.

By:
Name:
Title:

WORTHINGTON STEEL, INC.

By:
Name:
Title:

[Signature Page to WBS License Agreement]